Exhibit 10.1
THE HERSHEY COMPANY

EQUITY AND INCENTIVE COMPENSATION PLAN

(As adopted February 13, 2007; subject to stockholder approval)

1.     Establishment and Purpose

The Hershey Company (the "Company") hereby establishes The Hershey Company Equity and Incentive Compensation Plan (the "Plan").  The purpose of the Plan is to provide to employees, non-employee directors and certain service providers to the Company or its subsidiaries (as defined below), upon whose efforts the Company is dependent for the successful conduct of its business, further incentive to continue and increase their efforts and to remain in the service of the Company and its subsidiaries.

The Plan is an amendment and restatement of and continues the Key Employee Incentive Plan (“KEIP”), including the Annual Incentive Program ("AIP") and the Long-Term Incentive Program ("LTIP") portion, with certain modifications, and shall be the vehicle for any future awards under the Broad Based Stock Option Plan, Directors’ Compensation Plan and Broad Based Annual Incentive Plan.

The Plan was adopted by the Board of Directors on February 13, 2007, subject to approval of the stockholders at the 2007 Annual Meeting of Stockholders.  The Plan shall be effective on the date of such stockholder approval (the “Effective Date”).

As used herein, (i) the term "Subsidiary Company" or “Subsidiary” shall mean any present or future corporation or entity which is or would be a "subsidiary" of the Company as defined in Section 424 of the Internal Revenue Code of 1986 (the "Code") or any successor provision, and (ii) the term "Company" defined above shall refer collectively to The Hershey Company and its Subsidiary Companies unless the context indicates otherwise.

2.     Stock Subject to the Plan

The aggregate number of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), that may be issued under the Plan pursuant to awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) is 19,044,782, plus 13,220,127 shares that may be issued pursuant to awards outstanding under the KEIP as of February 13, 2007, the date this Plan was approved by the Board of Directors; provided, however, that of the 19,044,782 shares available for issuance under the Plan that are not subject to outstanding awards under the KEIP as of February 13, 2007, only 6,348,261 shares, representing one-third of such shares, may be issued under this Plan with respect to awards made on or after February 13, 2007 that are not stock options or stock appreciation rights.  The shares of Common Stock issued under this Plan may be either authorized but unissued shares, treasury shares held by the Company or any direct or indirect subsidiary thereof, or shares acquired by the Company through open market purchases or otherwise.  The number of shares of Common Stock underlying any awards outstanding on or after the Effective Date that are forfeited or terminated, surrendered, expire unexercised, or are settled in cash in lieu of Common Stock, shall again immediately become available for issuance pursuant to awards hereunder.  Shares withheld by the Company to satisfy tax withholding obligations and all shares covered by stock appreciation rights, to the extent exercised and settled in Common Stock, shall be considered issued or transferred pursuant to the Plan.  The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

3.     Administration

The Plan shall be administered by the Compensation and Executive Organization Committee (the "Committee"), or any successor committee, appointed by and consisting solely of members of the Board of Directors (the "Board") of the Company.  To the extent provided by resolution of the Board, the Committee may authorize the Chief Executive Officer of the Company, acting to the extent necessary as a committee of the Board, and other senior officers of the Company to designate officers and employees to be recipients of awards, to determine the terms, conditions, form and amount of any such awards, and to take such other actions which the Committee is authorized to take under this Plan, provided that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants who at the time of such awards or action are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or are “covered employees” as defined in Section 162(m) of the Code.  Notwithstanding the foregoing, awards relating to the non-employee directors shall be administered by the full Board of Directors, who shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan, and with respect to such awards, reference herein to “Committee” shall mean reference to the Board, and to the extent required by the Company’s governing documents or the Board, awards to the Company’s Chief Executive Officer shall be administered by the independent directors on the Company’s Board, and with respect to such awards references to “Committee” shall mean reference to such independent directors.

Subject to the terms and conditions of the Plan, the Committee shall have authority:  (i) to determine the terms, conditions, form and amount of awards, distributions or payments granted or made to each participant, including conditions upon and provisions for vesting, exercise and acceleration of any awards, distributions or payments, which terms and conditions shall be set forth in a written agreement, subplan, program, statement or other document (which may be in electronic format) issued by the Company evidencing such award (any such agreement, subplan, program, statement or document being an “award agreement”); (ii) to construe and interpret the terms and intent of the Plan and any award agreement; (iii) to define the terms used in the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to select individuals to participate in the Plan; (vi) upon the request of a participant in the Plan, to approve and determine the duration of leaves of absence which may be granted to the participant without constituting a termination of his or her employment for purposes of the Plan; (vii)  to adopt such procedures, agreements, arrangements, subplans and terms as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the United States; and (viii) to make all other determinations necessary or advisable for the administration and operation of the Plan.  The Committee shall have the right to impose varying terms and conditions with respect to each grant or award.  All determinations and interpretations made by the Committee shall be final, binding and conclusive on all participants and on their legal representatives and beneficiaries.

4.     Fair Market Value

As used in the Plan (unless a different method of calculation is required by applicable law, and except as otherwise specifically provided in any Plan provision or provided by the Committee with respect to an award), "Fair Market Value" on or as of the applicable date shall mean (i) the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange on such date (or, unless otherwise provided in the award with respect to awards made prior to the Effective Date, the trading day immediately preceding such date), or if there are no sales on such date, on the next preceding day on which there were sales, or (ii) in the event that the Common Stock is no longer listed for trading on the New York Stock Exchange, an amount determined in accordance with standards adopted by the Committee.

5.     Eligibility and Participation

Employees, non-employee directors and individuals who provide services to the Company or any of its Subsidiary Companies as consultants, contractors or agency employees, shall be eligible for selection to participate in the Plan.  An individual who receives an award under the Plan is referred to herein as a participant.  A participant may receive more than one award from time to time, and may be granted any combination of awards as the Committee shall determine.

6.     Annual Incentive Program

The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, establish contingent target awards for those eligible individuals it selects to participate in the AIP.  Each such contingent target award shall be evidenced by an award agreement, and shall be determined based upon such factors as are deemed appropriate by the Committee, subject to the following:

(a)
The amounts earned by and paid to AIP participants with respect to the contingent target awards ("AIP Awards") will be based primarily upon achievement of Performance Goals (as defined in Paragraph 9 below) over a one-year performance cycle as approved by the Committee.

(b)
The Committee, within the limits of the Plan, shall have full authority and discretion to determine the time or times of establishing AIP Awards; to select from among those eligible the individuals to receive AIP Awards; to designate the amounts to be earned under the AIP Award in relation to levels of achievement of Performance Goals; to adopt such financial and nonfinancial performance or other criteria for the payment of AIP Awards as it may determine from time to time; to establish such other measures as may be necessary to achieve the objectives of the Plan; and to review and certify the achievement of Performance Goals.  The financial or nonfinancial Performance Goals established by the Committee may be based upon one or more Performance Factors (as defined in Paragraph 9 below).

(c)
Any AIP Award the Committee intends to be performance-based compensation within the meaning of Section 162(m) of the Code, shall be based on one or more Performance Factors and otherwise established, earned and paid in conformity with the provisions of Paragraph 9 applicable to Performance Awards.

(d)	The maximum amount any participant can receive as an AIP Award for any calendar year shall not exceed $10,000,000.

(e)
AIP Awards as earned under the terms of the Plan shall be paid in cash, Common Stock or in a combination thereof as the Committee in its sole discretion shall determine, and may be equal to, exceed or be less than the contingent target awards, subject nevertheless to the maximum award limit set forth in subparagraph (d) above.

7.      Long-Term Incentive Program

Awards under the LTIP may be one or more of the following:

I.                       Performance Stock Units and Performance Stock

The Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Performance Stock Units and/or shares of Performance Stock to reflect the value of contingent target awards established for each eligible individual selected for participation.  Each grant of Performance Stock Units or Performance Stock shall be evidenced by an award agreement, subject to the following:

(a)
Each Performance Stock Unit shall be equivalent to a share of Common Stock and each share of Performance Stock shall be a share of Common Stock.  The amount actually earned by and paid to holders of Performance Stock Units and/or Performance Stock ("PSU/PS Awards") will be based upon achievement of Performance Goals over performance cycles established by the Committee.  Such performance cycles each shall cover such period of time as the Committee from time to time shall determine.

(b)
The Committee, within the limits of the Plan, shall have full authority and discretion to determine the time or times of establishing contingent target awards and the awarding of Performance Stock Units and/or Performance Stock; to select the eligible individuals to receive PSU/PS Awards; to designate levels of awards to be earned in relation to levels of achievement of Performance Goals; to adopt such financial and nonfinancial performance or other criteria for the payment of PSU/PS Awards as it may determine from time to time; to make awards; to establish such other measures as may be necessary to the objectives of the Plan; and to review and certify the achievement of Performance Goals.  The Performance Goals established by the Committee may be based on one or more of the Performance Factors.

(c)
Payments of PSU/PS Awards shall be made in shares of Common Stock, provided payments of Performance Stock Unit awards may be made in Common Stock, cash, or a combination thereof, as the Committee in its sole discretion shall determine; provided, however, that no fractional shares shall be issued and any such fraction will be eliminated by rounding downward to the nearest whole share.

(d)	PSU/PS Awards earned under the terms of the Plan may be equal to, exceed or be less than the contingent target award.

(e)	All unearned or unvested PSU/PS Awards shall be forfeited to the Company.

(f)
The maximum aggregate number of shares of Common Stock covered by awards of Performance Stock Units and shares of Performance Stock that a participant may receive with respect to any calendar year shall be 500,000 shares.

II.                     Stock Options

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant an award of nonqualified Options to purchase shares of Common Stock of the Company to individuals eligible to participate in the Plan.  Each Option award shall be evidenced by an award agreement on such terms and conditions and be in such form as the Committee may from time to time approve, subject to the following:

(a)
The exercise price per share with respect to each Option shall be determined by the Committee in its sole discretion, but shall not be less than 100% of the Fair Market Value of the Common Stock as of the date of the grant of the Option.

(b)
Options granted under the Plan shall be exercisable, in such installments and for such periods, as shall be provided by the Committee at the time of granting, but in no event shall any Option granted extend for a period in excess of ten (10) years from the date of grant.

(c)
The maximum number of shares of Common Stock covered by Options granted to a participant for any calendar year shall not exceed 500,000; 1,000,000 in the participant’s initial calendar year of participation.

(d)
Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which grantees of Options must be employed, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; and (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time.

(e)	Exercise of an Option shall be made by written notice (including electronic notice) in the form and manner determined by the Committee.

(f)
The purchase price upon exercise of any Option shall be paid in full by making payment (i) in cash; (ii) in whole or in part by the delivery of a certificate or certificates of shares of Common Stock of the Company, valued at the then Fair Market Value; or (iii) by a combination of (i) and (ii).

(g)
Notwithstanding subparagraph (f) above, any optionee may make payment of the Option price through a simultaneous exercise of his or her Option and sale of the shares thereby acquired pursuant to a brokerage arrangement compliant with such terms and conditions as the Committee may determine.

(h)	The Committee may require the surrender of outstanding Options as a condition to the grant of new Options.

(i)
Notwithstanding any other provision of the Plan and except as may be provided in the applicable award agreement, upon the occurrence of a Change in Control, each outstanding Option held by a participant shall become fully vested and exercisable notwithstanding any vesting schedule or installment schedule relating to the exercisability of such Option contained in the applicable Option agreement or otherwise established at the time of grant of the Option.

(j)	For purposes of this Plan, a "Change in Control" means:

(1)
Individuals who, on April 18, 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 18, 2006, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any person (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) (“Person”) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further, however, that a director who has been approved by the Hershey Trust while it beneficially owns more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Power”) shall be deemed to be an Incumbent Director; or

(2)
The acquisition or holding by any Person of beneficial ownership (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) of shares of the Common Stock and/or the Class B Common Stock of the Company representing 25% or more of either (i) the total number of then outstanding shares of both Common Stock and Class B Common Stock of the Company (the “Outstanding Company Stock”) or (ii) the Outstanding Company Voting Power; provided that, at the time of such acquisition or holding of beneficial ownership of any such shares, the Hershey Trust does not beneficially own more than 50% of the Outstanding Company Voting Power; and provided, further, that any such acquisition or holding of beneficial ownership of shares of either Common Stock or Class B Common Stock of the Company by any of the following entities shall not by itself constitute such a Change in Control hereunder:  (i) the Hershey Trust; (ii) any trust established by the Company or by any Subsidiary Company for the benefit of the Company and/or its employees or those of a Subsidiary Company or by any Subsidiary Company for the benefit of the Company and/or its employees or those of a Subsidiary Company; (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company; (iv) the Company or any Subsidiary Company or (v) any underwriter temporarily holding securities pursuant to an offering of such securities; or

(3)
The approval by the stockholders of the Company of any merger, reorganization, recapitalization, consolidation or other form of business combination (a “Business Combination”) if, following consummation of such Business Combination, the Hershey Trust does not beneficially own more than 50% of the total voting power of all outstanding voting securities of (x) the surviving entity or entities (the “Surviving Company”) or (y) if applicable, the ultimate parent Company that directly or indirectly has beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities eligible to elect directors of the Surviving Company; or

(4)
The approval by the stockholders of the Company of (i) any sale or other disposition of all or substantially all of the assets of the Company, other than to a company (the “Acquiring Company”) if, following consummation of such sale or other disposition, the Hershey Trust beneficially owns more than 50% of the total voting power of all outstanding voting securities eligible to elect directors (x) of the Acquiring Company or (y) if applicable, the ultimate parent Company that directly or indirectly has beneficial ownership of more than 50% of the combined voting power of the then outstanding voting securities eligible to elect directors of the Acquiring Company, or (ii) a liquidation or dissolution of the Company.

For purposes of this Plan, “Hershey Trust” means either or both of (a) Hershey Trust Company, a Pennsylvania corporation, as Trustee for the Milton Hershey School, or any successor to Hershey Trust Company as such trustee, and (b) Milton Hershey School, a Pennsylvania not-for-profit corporation.

(k)	For purposes of this Plan, a “Potential Change in Control” means:

(1)
The Hershey Trust by action of any of the Board of Directors of Hershey Trust Company; the Board of Managers of Milton Hershey School; the Investment Committee of the Hershey Trust; and/or any of the officers of Hershey Trust

Company or Milton Hershey School (acting with authority) undertakes consideration of any action the taking of which would lead to a Change in Control as defined herein, including, but not limited to consideration of (i) an offer made to the Hershey Trust to purchase any number of its shares in the Company such that if the Hershey Trust accepted such offer and sold such number of shares in the Company the Hershey Trust would no longer have more than 50% of the Outstanding Company Voting Power, (ii) an offering by the Hershey Trust of any number of its shares in the Company for sale such that if such sale were consummated the Hershey Trust would no longer have more than 50% of the Outstanding Company Voting Power or (iii) entering into any agreement or understanding with a person or entity that would lead to a Change in Control; or

(2)	The Board approves a transaction described in subsection (2), (3) or (4) of the definition of a Change in Control contained in subparagraph (j) of Paragraph 7II hereof.

(l)
In the event that a transaction which would constitute a Change in Control if approved by the stockholders of the Company is to be submitted to such stockholders for their approval, each participant who holds an Option or Stock Appreciation Right (“SAR”) under the Plan at the time scheduled for the taking of such vote, whether or not then exercisable, shall have the right to receive a notice at least ten (10) business days prior to the date on which such vote is to be taken.  Such notice shall set forth the date on which such vote of stockholders is to be taken, a description of the transaction being proposed to stockholders for such approval, a description of the provisions of subparagraph (i) of Paragraph 7II of the Plan, or in the case of SARs, subparagraph (f) of Paragraph 7III, and a description of the impact thereof on such participant in the event that such stockholder approval is obtained.  Such notice shall also set forth the manner in which and price at which all Options or SARs then held by each such participant could be exercised upon the obtaining of such stockholder approval.

III.                    Stock Appreciation Rights

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant an award of SARs to individuals eligible to participate in the Plan.  SARs shall be evidenced by an award agreement, and shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

(a)
SARs may, but need not, relate to Options granted under the Plan, as the Committee shall determine from time to time.  In no event shall any SARs granted extend for a period in excess of ten (10) years from the date of grant.

(b)	Exercise of an SAR shall be made by written notice (including electronic notice) in the form and manner determined by the Committee.

(c)
A holder of SARs shall be entitled to receive upon exercise the excess of the Fair Market Value of a share of Common Stock at the time of exercise over the Fair Market Value of a share at the time the SARs were granted, multiplied by the number of shares with respect to which the SARs being exercised relate.

(d)
In the sole discretion of the Committee, the amount payable to the holder upon exercise of SARs may be paid either in Common Stock or in cash or in a combination thereof; provided, however, that no fractional shares shall be issued and any such fraction will be eliminated by rounding downward to the nearest whole share.

(e)
In the sole discretion of the Committee, SARs related to specific Options may be exercisable only upon surrender of all or a portion of the related Option, or may be exercisable, in whole or in part, only at such times and to the extent that the related Option is exercisable, and the number of shares purchasable pursuant to the related Option may be reduced to the extent of the number of shares with respect to which the SARs are exercised.

(f)
Notwithstanding any other provision of the Plan and except as may be provided in the applicable award agreement, upon the occurrence of a Change in Control, each outstanding SAR held by a participant shall become fully vested and exercisable notwithstanding any vesting schedule or installment schedule relating to the exercisability of such SAR contained in the applicable SAR agreement or otherwise established at the time of grant of the SAR.

(g)	The maximum number of SARs granted to a participant during any calendar year shall not exceed 500,000; 1,000,000 in the participant’s initial year of participation.

IV.                    Restricted Stock Units and Restricted Stock

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant an award of Restricted Stock Units and/or shares of Restricted Stock to individuals eligible to participate in the Plan.  Each grant of Restricted Stock Units and/or shares of Restricted Stock shall be evidenced by an award agreement.  The grant of Restricted Stock Units and/or Restricted Stock (an “RSU/RS Award”) shall state the number of Restricted Stock Units or shares of Common Stock covered by the grant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the following:

(a)	Each Restricted Stock Unit shall be equivalent in value to a share of Common Stock, and each share of Restricted Stock shall be a share of Common Stock.

(b)
Vesting of each RSU/RS Award grant shall require the holder to remain in the service of the Company or a Subsidiary Company for a prescribed period (a "Restriction Period").  The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each RSU/RS Award grant.  Except as otherwise determined by the Committee and provided in the award agreement and except as otherwise provided in Paragraph 8, all RSU/RS Awards granted to a participant under the Plan shall terminate upon termination of the participant's service with the Company or any Subsidiary Company before the end of the Restriction Period or Periods applicable to such RSU/RS Award, and in such event the holder shall not be entitled to receive any payment with respect to those Restricted Stock Units or to retain those shares of Restricted Stock.  The Committee may also, in its sole discretion, establish other terms and conditions for the vesting of an RSU/RS Award, including conditioning vesting on the achievement of one or more Performance Goals.  Notwithstanding any other provisions of the Plan and except as may be provided in an award agreement, upon the occurrence of a Change in Control, the Restriction Period shall expire and all restrictions on any RSU/RS Awards held by a participant shall lapse.

(c)
Upon expiration of the Restriction Period or Periods applicable to each RSU/RS Award grant, the holder shall, upon such expiration, without payment, be entitled to receive payment in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such award of Restricted Stock Units or retain the shares of Restricted Stock.  Such payment with respect to Restricted Stock Units may be made in cash, in shares of Common Stock equal to the number of Restricted Stock Units with respect to which such payment is made, or in any combination thereof, as the Committee in its sole discretion shall determine; the participant shall retain the shares of Restricted Stock, free of all restrictions.  Further upon such expiration, except as otherwise provided in the award agreement, the holder shall be entitled to receive a cash payment in an amount equal to each cash dividend the Company would have paid to such holder during the term of those Restricted Stock Units as if the holder had been the owner of record of the shares of Common Stock covered by such Restricted Stock Units on the record date for the payment of such dividend.  Cash dividends paid on shares of Restricted Stock shall be paid to the participant as provided in the award agreement.

(d)
The maximum aggregate number of shares of Common Stock covered by an award of Restricted Stock Units or shares of Restricted Stock that a participant may receive with respect to any calendar year shall be 500,000 shares of Common Stock, or equal to the value of 500,000 shares.

V.                     Other Cash-Based Awards and Stock-Based Awards

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant other Cash-Based Awards and/or Stock-Based Awards to individuals eligible to receive awards under the Plan.  Each grant of a Cash-Based Award or Stock-Based Award shall be evidenced by an award agreement, subject to the following:

(a)
Each Cash-Based Award shall have a value as may be determined by the Committee.  For each Cash-Based Award, the Committee may establish Performance Goals in its discretion.  If the Committee exercises its discretion to establish such Performance Goals, the number and/or value of Cash-Based Awards that will be paid out to the participant will be determined, in the manner determined by the Committee, by the extent to which the Performance Goals are met.

(b)
Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the award agreement.  The Committee, in its sole discretion, may provide the payment of earned Cash-Based Awards in the form of cash, in shares of Common Stock, or in a combination thereof, that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate Fair Market Value shall be determined by the Committee).  Such shares may be granted subject to any restrictions deemed appropriate by the Committee.

(c)
The Committee may grant Stock-Based Awards, which are equity-based or equity-related awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock), in such amounts and subject to such terms and conditions including, but not limited to being subject to Performance Goals, or in satisfaction of such obligations, as the Committee shall determine.  Stock-Based Awards may entail the transfer of shares to participants, or payment in cash or otherwise of amounts based on the value of shares and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(d)
Each award agreement shall set forth the extent to which the participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the participant's service with the Company and Company Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable award agreement, need not be uniform among all awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(e)
The maximum aggregate amount awarded to any one participant in any calendar year with respect to Cash-Based Awards may not exceed $10,000,000 and with respect to Stock-Based Awards, may not exceed 500,000 shares.

8.     Termination of Service

Except as otherwise provided in an award agreement or determined by the Committee, upon termination of service with the Company of any participant, such participant's rights with respect to awards, shall be as follows:

(a)
In the event that the service of a participant is terminated by the Company for any reason, except as and to the extent provided otherwise in this Paragraph 8 below or by the Committee in an award agreement, and except as provided below after the occurrence of a Potential Change in Control or Change in Control, the participant’s rights and interests under the Plan shall immediately terminate upon termination of service.

Upon the occurrence of a Potential Change in Control (as defined in subparagraph (k) of Paragraph 7II hereof) and for a period of one (1) year thereafter, the following special provision and notice requirement shall be applicable in the event of the termination of the service of any participant holding an Option or SAR under the Plan:   (i) in no event may a notice of termination of service be issued to such a participant unless at least ten (10) business days prior to the effective date of such termination, the participant is provided with a written notice of intent to terminate the  participant's service which sets forth in reasonable detail the reason for such intent to terminate, the date on which such termination is to be effective, and a description of the participant's rights under this Plan and under the applicable award agreements, including the fact that no such Option or SAR may be exercised after such termination has become effective and the manner, extent and price at which all Options and SARs then held by such participant may be exercised; and (ii) such notice of intent to terminate a participant's employment shall not be considered a "termination of service" for purposes of the first sentence of this Paragraph 8(a).  This Paragraph 8(a) is intended only to provide for a requirement of notice to terminate upon the occurrence of the events set forth herein and shall not be construed to create an obligation of continued service in any manner or to otherwise affect or limit the Company's ability to terminate the service of any participant holding an Option or SAR under the Plan.

Upon the occurrence of a Change in Control and for a period of two (2) years thereafter, in the event of the termination of a participant’s service by the Company for any reason other than for Cause (as defined below) or by the participant for Good Reason (as defined below), such participant shall have one (1) year from the date of termination of service to exercise such Option or SAR or until the date of expiration of the Option or SAR, if earlier. In addition, all restrictions and limitations on the exercise of such Option or the sale of shares of Common Stock received pursuant to exercise of an Option or SAR relating to minimum stockholding requirements shall immediately terminate upon the occurrence of a Change in Control.

For purposes of this Plan, “Cause” means, with respect to a participant who is covered under the Company’s Severance Benefits Plan for Salaried Employees, Employee Benefits Protection Plan (Group 2), Executive Benefits Protection Plan (Group 3), or Executive Benefits Protection Plan (Group 3A) or any similar or successor plan, or an employment or similar agreement with the Company or any Subsidiary, “cause” as defined in the plan or agreement applicable to such participant, and with respect to all other participants, means (a) the willful and continued failure of the participant to substantially perform the participant's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the participant by the participant's supervisor which specifically identifies the manner in which the participant's supervisor believes that the participant has not substantially performed the participant’s duties; (b) the willful engaging by the participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; (c) the participant having been convicted of, or having entered into a plea of nolo contendere to, a crime that constitutes a felony; or (d) the willful material breach by the participant of the Company’s Code of Ethical Business Conduct or any successor or similar code of conduct, or other material policies applicable to the participant, including policies prohibiting disclosure or misuse of confidential information.  For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of the participant, shall be considered "willful" unless it is done, or omitted to be done, by the participant in bad faith or without reasonable belief that the participant's action or omission was in the best interests of the Company.  Any act, or failure to act, based upon the instructions or with the approval of a senior officer of the Company or the participant's superior or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the participant in good faith and in the best interests of the Company.

For purposes of this Plan, “Good Reason” means, with respect to a participant who is covered under the Company’s Severance Benefits Plan for Salaried Employees, Employee Benefits Protection Plan (Group 2), Executive Benefits Protection Plan (Group 3), or Executive Benefits Protection Plan (Group 3A), or any similar or successor plan, or an employment or similar agreement with the Company or any Subsidiary, “good reason” (or other words of similar import) as defined in the plan or agreement applicable to such participant, and with respect to all other participants, means “good reason” as defined in the Company’s Severance Benefits Plan for Salaried Employees as in effect immediately prior to the Change in Control as if such plan applied to such participant.

(b)
If a participant terminates service with the Company as the result of his or her becoming totally disabled or if a participant should die or (except as to RSU/RS Awards) retire (as defined by the Committee with respect to an award) while in the service of the Company or any of its Subsidiary Companies, then the participant or, as the case may be, the person or persons to whom the participant's interest under the Plan shall pass by will or by the laws of descent and distribution (the "Estate"), shall have the following rights:

(i)	the grantee of a contingent AIP Award or the Estate shall be entitled to receive payment of an AIP Award as, and to the extent, determined by the Committee;

(ii)
if the holder of a PSU/PS Award shall have performed services for at least two-thirds of the related performance cycle prior to the date of termination or death, then, except as otherwise provided in the award agreement evidencing the PSU/PS Award, and subject to any further adjustments the Committee may make in its absolute discretion, the participant or the Estate shall be entitled to receive payment of a PSU/PS Award upon the expiration of the related performance cycle, provided that such payment shall be adjusted by multiplying the amount thereof by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of the beginning of each such performance cycle and the date of termination or death, and the denominator of which shall be the number of full and partial calendar months from the date of the beginning of the performance cycle to the end of the said performance cycle;

(iii)
except as otherwise provided in the terms and conditions of the award agreement, the holder or the Estate shall be entitled to exercise (provided any vesting requirement has been satisfied as of the date of exercise) any Option or SAR for a period of five (5) years from such date of death, total disability or retirement, or for such longer period as the Committee may determine in the case of financial hardship or other unusual circumstances (subject to the maximum exercise period for Options and SARs specified in Paragraph 7II(b) and 7III(a) hereof, respectively);

(iv)
except as otherwise provided in the award agreement for an RSU/RS Award, (A) upon death or termination due to total disability the holder or the Estate shall be entitled to receive payment in respect of the RSU/RS Award, provided that such award shall be adjusted by multiplying the amount thereof by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of grant of such RSU/RS Award and the date of death or termination, and the denominator of which shall be the number of full and partial calendar months from the date of the grant to the end of the Restriction Period, and (B) upon retirement, the participant's rights with respect to an RSU/RS Award shall immediately terminate; and

(v)	the grantee of a Cash-Based Award or Stock-Based Award or the Estate shall be entitled to receive payment of such award as, and to the extent, provided in the applicable award agreement.

(c)
In the event of resignation by the participant, the participant's rights and interests under the Plan shall immediately terminate upon such resignation; provided, however, that the Committee shall have the absolute discretion to review the reasons and circumstances of the resignation and to determine whether, alternatively, and to what extent, if any, the participant may continue to hold any rights or interests under the Plan.

(d)
A transfer of a participant without an intervening period from the Company to a Subsidiary Company or vice versa, or from one Subsidiary Company to another, shall not be deemed a termination of service.

(e)
For purposes of this Plan, references to a participant’s “service” and termination thereof shall mean, in the case of (i) an employee, the participant’s employment with the Company or Subsidiary Company, (ii) a non-employee director, the director’s service as a director of the Company or Company Subsidiary, or (iii) of a contractor, consultant or agency employee, the participant’s service to the Company or Subsidiary Company in such capacity.

(f)
The Committee shall be authorized to make all determinations and calculations required by this Paragraph 8, including any determinations necessary to establish the reason for terminations of employment for purposes of the Plan, which determinations and calculations shall be conclusive and binding on any affected participants and Estates.

9.      Performance Factors; Additional Requirements

Without limiting the type or number of awards that may be made under this Plan, an award may be a performance-based award.  A performance-based award intended to comply as “performance-based” compensation under Section 162(m) of the Code is referred to as a “Performance Award.”  A Performance Award shall, except as may otherwise be permitted under Section 162(m) of the Code, be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals (“Performance Goals”) established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as established in good faith at the time the Performance Goal is established), and in any event while the outcome is substantially uncertain.  A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.  A Performance Goal may be based on one or more of the following measures:  net earnings or net income (before or after taxes), earnings per share, net sales or revenue growth, net operating profit, return measures (including, but not limited to, return on assets, capital, invested capital, equity, revenue, or sales), cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity), earnings before or after taxes, interest, depreciation, and/or amortization, gross or operating margins, productivity ratios, share price (including, but not limited to, growth measures and total shareholder return), expense targets, margins, operating efficiency, market share, customer satisfaction, and/or balance sheet measures (including but not limited to, working capital amounts and levels of short- and long-term debt) (collectively, the “Performance Factors”).  Performance Factors may be particular to a participant or the division, line of business or other unit, or the Company generally, or may be absolute in their terms or measured against or in relationship to the performance of a peer group or other external or internal measure.  A Performance Goal may, but need not be, based upon a change or an increase or positive result under a particular Performance Factor and could include, for example, maintaining the status quo, limiting economic losses, or a relative comparison of performance to the performance of a peer group or other external or internal measure (measured, in each case, by reference to specific Performance Factors).  A Performance Goal may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes.  In interpreting Plan provisions applicable to Performance Awards to participants who are “covered employees” under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and applicable Treasury Regulations, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.  Prior to the payment of any compensation based on the achievement of Performance Goals to any such “covered employee,” the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

The Committee has the authority to provide for accelerated vesting of any performance-based award based on the achievement of Performance Goals or such other factors as the Committee shall determine, including a Change in Control.

Awards that are intended to qualify as Performance Awards may not be adjusted upward.  The Committee shall retain the discretion to adjust Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Goals and Performance Factors without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

The Committee may grant or administer performance-based awards that are not intended to or do not qualify as Performance Awards meeting the requirements of Section 162(m) of the Code and may base vesting, payment or delivery of such awards on performance criteria (which shall be the Performance Goals with respect to such awards) which may be other than those set forth in this Paragraph 9.

No awards granted pursuant to the Plan shall be exercisable or realized in whole or in part, and the Company shall not be obligated to sell, distribute or issue any shares subject to any such award, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933, as amended (or other federal, state or foreign statutes having similar requirements).  Each award shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares relating or subject to such award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the distribution or issue of shares thereunder, such award may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.

Awards may be subject to restrictions as to resale or other disposition and to such other provisions as may be appropriate to comply with federal, state or foreign securities laws and stock exchange requirements, and the exercise of any award or entitlement to payment thereunder may be contingent upon receipt from the holder (or any other person permitted by this Plan to exercise any award or receive any distribution hereunder) of a representation that at the time of such exercise it is his or her then present intention to acquire the shares being distributed for investment and not for resale.

10.    Non-Employee Directors

The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant awards to non-employee directors of the Company.  Such awards shall be evidenced by an award agreement.

11.   Nontransferability

Unless otherwise approved by the Committee or provided in an award agreement, awards granted under the Plan shall be nonassignable and shall not be transferable by the participant other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant or the participant’s guardian or legal representative.

12.   Disclaimer of Rights

No provision in the Plan or any awards granted pursuant to the Plan shall be construed to confer upon the participant any right to be employed by or continue in the service of the Company or by any Subsidiary Company, to receive additional awards, or to interfere in any way with the right and authority of the Company or any Subsidiary Company either to increase or decrease the compensation of the participant at any time, or to terminate any relationship between the participant and the Company or any of its Subsidiary Companies.

Participants under the Plan shall have none of the rights of a stockholder of the Company with respect to shares subject to any award hereunder unless and until such shares have been issued to them.

13.    Stock Adjustments

In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Paragraph 2 hereof, and to the limitations set forth in Paragraph 7, and each share theretofore appropriated or thereafter subject or which may become subject to awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.  Outstanding awards also shall be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events.  In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any awards theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

14.   Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

With respect to withholding required upon any taxable event arising from the issuance or delivery of shares of Common Stock with respect to an award granted hereunder, participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction.  All such elections shall be made in accordance with procedures and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.   General Provisions

(a)
The Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.  Such events may include, but shall not be limited to, termination of employment for Cause, termination of the participant’s provision of services to the Company and/or its Subsidiaries, violation of material policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

(b)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the participant shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement.

(c)	Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

(d)
In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e)
The granting of awards and the issuance of shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Subsidiaries operate or have employees, directors or service providers, the Committee, in its sole discretion, shall have the power and authority to:

(i)	determine which Subsidiaries shall be covered by the Plan;

(ii)	determine which individuals outside the United States are eligible to participate in the Plan;

(iii)	modify the terms and conditions of any award granted to participants outside the United States to comply with applicable foreign laws;

(iv)	establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and/or

(v)	take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no awards shall be granted, that would violate applicable law.

(g)
To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(h)
The Plan and each award agreement shall be governed by the laws of the Commonwealth of Pennsylvania, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the award agreement, participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Pennsylvania to resolve any and all issues that may arise out of or relate to the Plan or any related award agreement.

(i)
The Committee, in its sole discretion, may permit a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered to a participant under the Plan in accordance with the Company’s Deferred Compensation Plan, as amended from time to time, or any similar or successor plan providing for deferral of compensation which is applicable to the participant (a “Deferred Compensation Plan”).  Any such deferral elections shall be subject to the provisions of the Deferred Compensation Plan and such rules and procedures as shall be determined by the Committee in its sole discretion.  Notwithstanding the foregoing, any deferral shall be made in accordance with the provisions of Section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder, and this Plan and awards hereunder are intended and shall be interpreted so as not to violate Section 409A of the Code.

(j)
Subject to the provisions of the Plan and any award agreement, the recipient of an award (including without limitation, any deferred award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on shares (“dividend equivalents”) with respect to the number of shares covered by the award, as determined by the Committee and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

(k)
Options and SARs may not be repriced without the approval of the Company’s stockholders.  For this purpose, “reprice” means that the Company has:  (a) lowered or reduced the exercise price of outstanding Options and/or outstanding SARs after they have been granted, (b) canceled an Option and/or an SAR when the applicable Exercise Price exceeds the Fair Market Value of the underlying shares in exchange for cash or another award, or (c) taken any other action with respect to an Option and/or an SAR that would be treated as a repricing under the rules and regulations of the principal securities market on which the shares are traded.  An adjustment pursuant to Paragraph 13 shall not be treated as a repricing.

16.   Effective Date and Termination of Plan

The Plan as amended and restated herein shall become effective upon approval by the stockholders at the 2007 Annual Meeting of Stockholders.  Upon such approval, no further awards shall be made under the Broad Based Stock Option Plan, the Broad Based Annual Incentive Plan or the Directors’ Compensation Plan, but awards and amounts outstanding under such Plans and this Plan shall remain in effect and shall not be modified by this amended and restated Plan.

The Board of Directors at any time may terminate the Plan, but such termination shall not alter or impair any of the rights or obligations under any awards theretofore granted under the Plan unless the affected participant shall so consent.

17.   Application of Funds

The proceeds received by the Company from the sale of shares hereunder will be used for general corporate purposes.

18.   Amendment

The Board of Directors at any time and from time to time, may alter or amend the Plan, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation; provided that any such amendment shall not adversely alter or impair any of the rights or obligations under any award theretofore granted under the Plan unless the affected participant shall so consent.  Notwithstanding the foregoing, the Plan may not be terminated or amended in a manner adverse to the interests of any participant (without the consent of the participant) either:  (a) at the time a Potential Change in Control occurs and continuing for a period of one (1) year following the cessation of a Potential Change in Control, or (b) for a two-year period beginning as of the date of a Change in Control (the "Coverage Period").  Upon the expiration of the Coverage Period, subparagraph (l) of Paragraph 7II of the Plan and Paragraph 8(a) of the Plan may not be amended in any manner that would adversely affect any participant without the consent of the participant.

IN WITNESS WHEREOF, the Company has caused this Equity and Incentive Compensation Plan to be adopted as of the 13th day of February 2007, subject to stockholder approval.

/s/ Marcella K. Arline Marcella K. Arline Senior Vice President, Chief People Officer